UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(A) Of the

Securities Exchange Act of 1934

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First Community Bank Corporation of America

(Name of Registrant as Specified in Its Charter)

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April 12, 2010

To our Shareholders:

We are pleased to invite you to the 2010 Annual Meeting of Shareholders of First Community Bank Corporation of America to be held at our headquarters located at 9001 Belcher Road, Pinellas Park, Florida 33782, on Monday, May 17, 2010 at 5:30 p.m., local time.

The Notice of the Annual Meeting of Shareholders and proxy statement attached to this letter describe the formal business that will be transacted at the Annual Meeting and provide material information concerning that business. The directors and officers of First Community Bank Corporation of America, as well as a representative of the accounting firm Hacker, Johnson & Smith, P.A., will be present at the Annual Meeting to respond to your questions. During the informal portion of the Annual Meeting, we plan to address the effect the downturn in the Florida real estate market had on our performance in 2009, as well as discuss the steps we intend to take to address the challenges of 2010, as we work our way through this very difficult economic environment.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares in one of three ways:

1.	by mail, just complete and sign the enclosed proxy card;

2.	by telephone, call Toll-Free on a Touch-Tone Phone, 1-866-849-8131; or

3.	by Internet at https://www.proxyvotenow.com/fcfl

Should you attend the Annual Meeting and prefer to vote in person, you will be given that opportunity.

On behalf of the Board of Directors and all of the employees of First Community Bank Corporation of America, we look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Kenneth P. Cherven
Kenneth P. Cherven
President and Chief Executive Officer

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 17, 2010

The 2010 Annual Meeting of Shareholders (“Annual Meeting”) of First Community Bank Corporation of America (“First Community”) is to be held at our headquarters located at 9001 Belcher Road, Pinellas Park, Florida 33782 on May 17, 2010, beginning at 5:30 p.m., local time. Shareholders are being asked to consider and vote on the following items:

Proposal 1	—	To fix the number of directors to serve on the Board for the ensuing year at nine;

Proposal 2	—	The election of eight members of the Board of Directors, each for a one-year term;

Proposal 3	—	An advisory vote to approve the executive compensation plans, programs and arrangements employed by First Community, as described in its proxy statement for the 2010 Annual Meeting of Shareholders;

Proposal 4	—	A proposal to amend First Community’s Articles of Incorporation to increase the authorized common stock from 20,000,000 shares to 40,000,000 shares;

Proposal 5	—	The adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve proposal 1, 2, 3 or 4; and

To transact any other business that properly comes before the Annual Meeting, or at any adjournment thereof.

All holders of record of shares of First Community at the close of business on April 8, 2010, are entitled to vote at the Annual Meeting, or at any adjournments thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDERS MEETING TO BE HELD ON MAY 17, 2010

A copy of this proxy statement and of First Community’s Annual Report on Form 10-K for the year ended December 31, 2009 are available to shareholders via the Internet at http://www.fcflproxy.com.

By Order of the Board of Directors,

/s/ Kenneth P. Cherven
Kenneth P. Cherven
President and Chief Executive Officer

Pinellas Park, Florida

April 12, 2010

PROXY STATEMENT

2010 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

This proxy statement and the accompanying proxy card are being furnished to shareholders of record as of the close of business on April 8, 2010, in connection with the solicitation of proxies by the Board of Directors of First Community Bank Corporation of America (“First Community”) for the 2010 Annual Meeting of Shareholders (“Annual Meeting”). Included with this proxy statement is our Form 10-K, which contains the consolidated financial statements for the fiscal year ended December 31, 2009. This proxy statement and First Community’s Annual Report on Form 10-K are first being mailed to shareholders on or about April 12, 2010.

Regardless of the number of shares of common stock that you own, it is important that your shares be represented by proxy or that you be present at the Annual Meeting. To vote by proxy, please indicate your preferences in the spaces provided on the enclosed proxy card and return it signed and dated, in the enclosed postage-paid envelope. You may also vote via telephone or Internet. Proxies obtained by the Board of Directors will be voted in accordance with the directions given therein. If you do not indicate how your shares should be voted on a matter, the shares represented by your signed proxy will be voted as the Board of Directors recommends.

In order for us to have a quorum present to convene the Annual Meeting, it is important that your proxy card be completed and mailed promptly.

What is the date, time and place of the Annual Meeting?

•	Monday, May 17, 2010

•	5:30 p.m.

•	First Community’s headquarters located at 9001 Belcher Road, Pinellas Park, Florida 33782

What matters are being considered and what is the recommendation of our Board?

The Board recommends that you vote:

•	FOR–Proposal 1 – to fix the number of directors to serve on the Board for the ensuing year at nine;

•	FOR–Proposal 2 – the election of eight director nominees;

•	FOR–Proposal 3 – an advisory vote to approve the executive compensation plans, programs and arrangements employed by First Community, as described in this proxy statement;

•	FOR–Proposal 4 – to amend First Community’s Articles of Incorporation to increase the authorized common stock from 20,000,000 shares to 40,000,000 shares; and

•	FOR–Proposal 5 – the adjournment of the Annual Meeting to solicit additional proxies if there are not sufficient votes to approve the foregoing matters.

If you do not indicate a preference on your proxy card, the proxy holders will vote in accordance with the Board’s recommendations. Although the Board of Directors knows of no additional business that will be presented for consideration at the Annual Meeting, execution of the enclosed proxy card confers discretionary authority on the proxy holders to vote your shares in accordance with their best judgment on any other business that may properly come before the Annual Meeting, or any adjournment thereof.

VOTING PROCEDURES

Who is entitled to vote at our Annual Meeting and what constitutes a quorum?

Only holders of record of our common stock at the close of business on April 8, 2010, the shareholder record date, will be entitled to vote at the Annual Meeting. Record holders representing a majority of our outstanding common stock, present in person or represented by proxies, constitute a quorum. On the record date, there were 5,457,173 shares of First Community’s common stock outstanding and eligible to vote at our Annual Meeting.

What are the voting rights of the holders of our common stock?

Our Articles of Incorporation do not provide for cumulative voting. Under the Florida Business Corporation Act (“Act”), directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Since there are eight individuals running for a like number of director seats, as long as each director receives one vote and there is a quorum for the Annual Meeting, the director nominees will be elected. Our Bylaws do not have a majority vote requirement and provide that a majority of shares entitled to vote and represented in person or by proxy at a shareholder meeting constitutes a quorum. Therefore, each holder of record of common stock on the record date has the right to vote, in person or by proxy, the number of shares of common stock he or she owns for as many director nominees as there are directors to be elected. For example, if you own five shares of common stock, you may vote a maximum of five shares for each director to be elected.

Proposals 2, 3, 4 and 5 will be approved if affirmative votes cast for the proposal exceed the votes cast against that proposal at the Annual Meeting if a quorum is present. Abstentions and broker non-votes have no effect under the Act.

How do I vote?

The manner in which your shares may be voted depends on how your shares are held.

Shares Held of Record. If you own shares of record, meaning that your shares of common stock are represented by certificates or book entries in your name so that you appear as a shareholder on the records of our stock transfer agent, a proxy card for voting those shares will be included with this proxy statement. You may vote those shares in one of three ways: (1) by completing, dating, signing, and returning the proxy card in the enclosed postage pre-paid, pre-addressed envelope; (2) by telephoning toll free 1-866-849-8131 on a touch-tone phone; or (3) via the Internet at https://www.proxyvotenow.com/fcfl.

Shares Held in Brokerage Accounts. If you own shares through a brokerage firm (e.g., shares held in “street name”), you may instead receive a voting instruction form with this proxy statement that you may use to instruct your broker on how your shares are to be voted. As with a proxy card, you may vote your shares by completing, dating, signing, and returning the voting instruction form in the envelope provided. Many brokerage firms have arranged for Internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form.

If your shares are held in “street name,” under certain circumstances your brokerage firm may vote your shares if they don’t receive instructions from you. Brokerage firms have authority to vote their customers’ shares on certain “routine” matters. When a brokerage firm votes its customers’ shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote its customer’s shares on non-routine matters. Accordingly, these shares are not counted as votes against a non-routine matter, but rather not counted at all for these matters. Proposal 2, the election of directors, proposal 3, an advisory vote on the compensation of named executive officers, and proposal 4, a proposal to increase then number of authorized shares of common stock, are considered non-routine matters. We encourage you to provide instructions to your brokerage firm as to how your proxy should be voted. This ensures your shares will be voted at the Annual Meeting.

Who can attend our Annual Meeting?

Holders of record of our common stock and our preferred stock are entitled to attend the Annual Meeting. If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by Proxy. If you own common stock through a brokerage account, you may attend the Annual Meeting, but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the brokerage firm that holds your shares. You should contact your brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting, so we can be sure of having a quorum present. You may change or revoke your proxy at the Annual Meeting in the manner described below even if you have already voted.

Can I change my vote after I mail my proxy card?

Any shareholder holding common stock of record may revoke a previously granted proxy at any time before it is voted, by delivering to us a written notice of revocation, or a duly executed proxy card bearing a later date, by voting again either by phone or Internet, or by attending the Annual Meeting and voting in person. Any shareholder holding common stock through a brokerage firm may change or revoke previously given voting instructions by contacting the brokerage firm, or by obtaining a legal proxy from the brokerage firm and voting in person at the Annual Meeting.

Who are the largest owners of our stock?

There are no shareholders known to us to be the beneficial owners of 5% or more of the outstanding shares of First Community common stock as of the record date, other than members of management as disclosed under “Beneficial Stock Ownership Of Directors And Executive Officers” below.

CORPORATE GOVERNANCE

The Securities and Exchange Commission and the NASDAQ stock market (“NASDAQ”) have regulations and listing requirements that govern the corporate practices of NASDAQ listed companies such as First Community. Our Board of Directors has determined that a majority of our directors (Brad Bishop, Kenneth Delarbre, Kenneth Faliero, James Macaluso and Robert G. Menke) are independent in accordance with the standards of the Securities and Exchange Commission and NASDAQ.

In determining whether a director is independent under applicable independence requirements, our Board of Directors considers all transactions and relationships between the director (and any member of his or her immediate family or affiliates) and First Community (and its subsidiaries and affiliates). Our Board of Directors also examines any transactions and relationships between directors and their affiliates and members of our senior management team and any member of their immediate family or affiliates. There were no such transactions or relationships known to the Board of Directors, other than loans from First Community Bank as described below under “Certain Transactions.” Since banking is a significant portion of our business, our Board of Directors determined that a director’s independence is not affected where there is a permissible loan between a subsidiary bank and the director, and that loan is performing in accordance with its contractual terms and has not been adversely classified or specially mentioned by any bank examiners.

Our Board separates the roles of Chairman and Chief Executive Officer. The Board of Directors plays an active role in the overall governance of First Community through monthly board meetings and various committee meetings. Directors also participate on internal bank committees, i.e., the Bank’s IT Committee, Special Assets Committee and Loan Committee.

While the Board provides overall governance, senior management oversees the day-to-day risk management responsibilities with on-going risk assessments conducted on all major functions. The written results of these risk assessments are reported directly to the Audit Committee and/or the Board of Directors. The Board is comfortable with its and management’s roles in monitoring risk oversight.

Shareholders may send communications to the Board of Directors to our corporate offices, in care of the individual director, or send communications via the “Contact Us” tab on the First Community Bank’s web site at www.fcbfl.com. Communications addressed to directors are sent to the Corporate Secretary who forwards the communication to the appropriate director.

The Board of Directors expects all directors to attend all shareholder meetings. Seven of the eight current directors attended the 2009 Annual Meeting of Shareholders.

BOARD AND COMMITTEES

Our Board of Directors is currently comprised of Brad Bishop, Kenneth P. Cherven, Kenneth Delarbre, Kenneth Faliero, James Macaluso, David K. Meehan, Robert G. Menke and Robert M. Menke, each of whom has been nominated to stand for reelection at the Annual Meeting. Our Bylaws require that the Board of Directors consist of not less than one nor more than fifteen members, each of whom is elected for a one-year term and serves until his or her successor is elected and installed. Our Bylaws also provide that our shareholders shall determine at the Annual Meeting the number of board seats for the ensuing year. See Proposal 1 - Setting The Number Of Board Seats For The Ensuing Year To Nine” below.

First Community’s Board of Directors has five standing committees: the Audit Committee, Compensation Committee, Nominating Committee, Executive Committee, and the Corporate Governance Committee. The Board of Directors meets monthly. No director attended fewer than 75% of the Board and Committee Meetings in which he was eligible to participate in 2009. Directors receive $600 per meeting, with no additional fee paid to the Chairman. Committee members are compensated $300 per Board Committee meeting attended except for the Audit Committee. Members of the Audit Committee receive $600 per meeting attended, with the Chairman receiving $800 per meeting. Chief Executive Officer and President Kenneth P. Cherven does not receive any fees for his service on the Board or any Committee.

The Board of Directors of our subsidiary, First Community Bank of America (“First Community Bank”), is divided into two committees: Asset/Liability and the Loan Committee. All members of First Community Bank’s Board of Directors serve on the Loan Committee. Members of the Asset/Liability Committee receive $300 per meeting attended, and Members of the Board receive $150 per Loan Committee meeting attended. No additional fees are paid to their respective Chairmen.

Board members of First Community Bank receive $600 per meeting attended, with the Chairman receiving $800 per meeting. The Bank also has Regional Boards for its Pinellas County, Pasco County, Hillsborough County and Charlotte County markets. Regional Board members receive $300 per meeting, with no additional fees paid to their respective Chairmen. Regional Board members for Pasco County received no fees in 2009.

The composition of and number of meetings held by each committee of First Community in 2009 is reflected in the following table:

Board Member	Audit	Nominating	Executive	Corporate Governance	Compensation

Kenneth P. Cherven			X	X

Brad Bishop	X	X	X	X	X

Kenneth Delarbre	Chair	X			Chair

Kenneth F. Faliero	X	X			X

James Macaluso	X	Chair	X		X

David K. Meehan			X	Chair

Robert G. Menke				X

Robert M. Menke			Chair

Meetings in 2009	4	1	0	1	2

The Board Committees were established in 2003, following our listing on the NASDAQ SmallCap market, now known as the NASDAQ Capital Market. The Board Committees and their responsibilities are as follows:

The Audit Committee serves as an independent and objective party to monitor First Community’s financial reporting process and internal control system. The Committee’s responsibilities, which are discussed in detail in its charter, include, among other things, the appointment, compensation, and oversight of the work of First Community’s independent auditing firm, as well as reviewing the independence, qualifications, and activities of the auditing firm. First Community’s independent auditing firm reports directly to the Committee. The Committee’s charter was amended and restated in March 2010. A copy is attached to this proxy statement as Appendix 1. The composition of the Audit Committee was examined during the year by the Board of Directors in light of the NASDAQ and Securities Exchange Commission rules requiring that all members of the Audit Committee be “independent directors”. Based upon this examination, the Board determined that all of the members of our Audit Committee qualify as “independent directors” within the meaning of these rules. Director Kenneth Delarbre, a CPA with extensive bank management and auditing experience, has the requisite financial expertise to qualify as an “audit committee financial expert” as defined by Securities Exchange Commission Rules. Accordingly, the Board has designated him as the “audit committee financial expert.”

The Nominating Committee meets as needed and is responsible for recommending the number of directors to serve for the ensuing period, recommending the number of directors to be elected by the shareholders, and for selecting nominees for consideration by the full Board to stand for election at the annual meetings of shareholders and to fill vacancies between annual meetings. The Nominating Committee’s responsibilities are outlined in its charter, which was amended and restated in March 2010, a copy of which is attached to this proxy statement as Appendix 2. The members are “independent” under the listing standards contained in the NASDAQ rules. First Community does not have any specific procedures or policies for considering shareholder nominations, but will consider shareholder nominations on a case-by-case basis. The Board of Directors believes that, as a community bank holding company, qualified directors may be identified by directors, officers, employees and shareholders, and intends to evaluate each qualified nominee individually, based upon his or her experience and qualifications, regardless of the source of the recommendation of such person as a nominee.

The Executive Committee meets as needed and has all the authority of the Board of Directors when the Board of Directors is not in session, except as specially limited by the Board or the Florida law. The Executive Committee does not operate pursuant to a charter.

The Corporate Governance Committee meets at least annually and is responsible for monitoring and overseeing compliance with NASDAQ’s Corporate Governance rules, recommending to the Board corporate governance guidelines, and overseeing education programs for the Board. The Corporate Governance Committee’s responsibilities are outlined in its charter, which was amended and restated in March 2010, a copy of which is attached to this proxy statement as Appendix 3.

The Compensation Committee reviews and serves with regard to compensation and personnel policies, programs and plans, including management development and succession, and considers and approves executive compensation and employee benefit programs. The members are “independent” under the listing standards contained in the NASDAQ rules. The Compensation Committee’s responsibilities are outlined in its charter, which was amended and restated in March 2010, a copy of which is attached to this proxy statement as Appendix 4.

REPORT OF THE AUDIT COMMITTEE

The audit functions of the Audit Committee are primarily focused on three areas:

•

The adequacy of the internal controls and financial reporting process of First Community and First Community Bank (collectively the “Company”) and the reliability of First Community financial statements.

•	The performance of First Community’s internal auditors and the independence and performance of First Community independent auditors.

•	First Community’s compliance with legal and regulatory requirements.

The Audit Committee is responsible for the appointment, compensation, and oversight of the work of First Community’s independent auditing firm, as well as reviewing the independence, qualifications, and activities of the auditing firm. First Community’s independent auditing firm reports directly to the Committee.

The Audit Committee meets regularly with the independent auditors without the presence of management. The Audit Committee met with management periodically to consider the adequacy of First Community internal controls and the objectivity of their financial reporting. The Audit Committee discussed these matters with First Community’s independent auditors and with appropriate Company financial personnel.

Management has primary responsibility for First Community financial statements and the overall reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of First Community in conformity with accounting principles generally accepted in the United States. The independent auditors discuss any issues they believe should be brought to the Audit Committee’s attention.

This year, the Audit Committee reviewed First Community’s audited financial statements as of and for the fiscal year ended December 31, 2009, and met with both management and First Community’s independent auditors to discuss those financial statements. Management has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee has received from and discussed with its independent auditors, Hacker, Johnson & Smith, P.A., the written disclosure and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. These items relate to that firm’s independence from First Community. The Audit Committee also discussed with Hacker, Johnson & Smith, P.A. any matters required to be discussed by Statement on Auditing Standards No. 61. (Communication with Audit Committees).

Based on these reviews and discussions, the Audit Committee submitted its report and recommended to the Board that First Community’s audited financial statements be included in First Community’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Audit Committee
Kenneth Delarbre		Brad Bishop
Kenneth Faliero		James Macaluso

PROPOSAL 1 - SETTING THE NUMBER OF BOARD SEATS FOR THE ENSUING

YEAR TO NINE

Our Bylaws require that the Board of Directors consist of not less than one nor more than fifteen members. The Board of Directors is presently comprised of eight members all of whom have been nominated by the Board to stand for reelection at the Annual Meeting. Directors are each elected for a one-year term and serve until their successors are elected and installed. Our Bylaws also provide that our shareholders shall determine at the Annual Meeting the number of directorships for the ensuing year and that such number may be greater than the actual number of directors to be elected at the Annual Meeting. Any vacancies thus created may be filled during the year by the Board of Directors at their discretion, to hold office until the next Annual Meeting of shareholders.

The Board of Directors believes that the current regulatory and business climate requires additional flexibility in order to take advantage of qualified independent individuals who may become interested and available to serve on our Board of Directors. The NASDAQ rules regarding the establishment of a number of Board Committees and the independence rules of the Securities and Exchange Commission, as well as NASDAQ, from a practical standpoint, dictate that the First Community Board be somewhat larger than its current eight members. The Board of Directors believes that nine to eleven directors would be an effective number but, at the present time, has not identified qualified individuals to add to the board.

The appointment of an additional director to the Board of Directors during the ensuing year would be entirely in the discretion of the current Board. They would have the ability to appoint a person for whom you or the other shareholders might not otherwise have voted. Shareholders will, however, have the opportunity to vote on any new director appointed to the Board at the next annual meeting should they be re-nominated.

The Board of Directors has carefully considered the potential adverse effects of this proposal, and has unanimously concluded that any such risk is substantially outweighed by the increased flexibility and competitive advantage which the proposal will afford First Community and its shareholders.

The Board of Directors Recommends that the Shareholders

Vote “For” Setting the Number of Board Seats for the Ensuing Year to Nine.

PROPOSAL 2 - ELECTION OF DIRECTORS

The eight nominees named herein have indicated that they are willing to stand for election and to serve as directors if elected. Should a director nominee become unable or unwilling to serve, proxies will be voted for the election of such other person as the Board of Directors may choose to nominate. To the best of our knowledge, no director nominee is being proposed for election pursuant to any agreement between that person and any other person.

Information relating to the business experience and age of each director nominee is set forth in the table on the following pages. We have also included the same information for non-director executive officers.

Nominee	Age	Business Experience

Brad Bishop	67	Mr. Bishop has served as a Director of First Community and as a Director of First Community Bank since April 2005, and serves as Chairman of the Bank’s Charlotte County Region. Mr. Bishop is originally from Shelbyville, Indiana and has been a resident of Charlotte County and Southwest Florida since 1960. Mr. Bishop graduated from Florida State University. Mr. Bishop brings to our Board 26 years of experience in the banking business, including 16 years as CEO and President of the Port Charlotte Bank and Trust Company which became the SunTrust Bank of Charlotte County. He has been active in the Florida Bankers Association, Bank Administration Institute, and the American Bankers Association, as well as many local charities and civic organizations. Mr. Bishop has been with RE/Max Harbor Realty since 1995 as a Commercial Realtor, where he has remained active in both commercial and residential sales. He holds a Florida General Contractors license and is currently a partner of the new professional center called Central Park that is located in Port Charlotte. He also is a partner in the Riverside RV Resort and Campground which is located on the Peace River. Mr. Bishop’s real estate knowledge is invaluable to our Board in effectively evaluating real estate market conditions and trends.

Kenneth P. Cherven	50	Mr. Cherven is Chief Executive Officer and President, and Director of First Community and is Chief Executive Officer and Director of First Community Bank. He has been a Director of First Community and a Director of First Community Bank since July 2000. Mr. Cherven also serves as an Advisory

Nominee	Age	Business Experience
		Director of the Pinellas, Pasco, Charlotte and Hillsborough County Regions. Mr. Cherven has been our Chief Executive Officer and President since July 2000, but has been in banking in Florida since 1981. Mr. Cherven has served as Chief Executive Officer and President of two local and regional banks – first at Gulf Bank where he served from 1989 to 1993 and then at Premier Community Bank, where he served from 1994 to 1999. Mr. Cherven has a MBA degree in Business from the University of Tampa and a Bachelor’s degree in Finance from Florida Southern College. Mr. Cherven is Past Chairman of the Foundation Board of St. Petersburg College, and currently serves on the College’s Advisory Board for the Banking Program, which he was instrumental in establishing. Mr. Cherven was named 2008 Banker of the Year by the Florida Bankers Association. Mr. Cherven provides the Board with information gained from hands-on management, identifying our near-term and long-term challenges and opportunities. He was selected to serve as a Director on our Board due to his depth of banking knowledge and extensive management and leadership skills.

Kenneth Delarbre	67	Mr. Delarbre has served as a Director of First Community Bank since November 2004 and as a Director of First Community since April 2005. He is a Certified Public Accountant, initially with the Florida-based firm of Morrison & Delarbre, P.A., in Tampa/Clearwater from 1971 to 1995, and since then has been with Kenneth Delarbre & Company, P.A., where he is the managing shareholder of the Clearwater, Florida office. He is a member of the American Institute of Certified Public Accountants (AICPA) and the Florida Institute of Certified Public Accountants (FICPA). Mr. Delarbre has been in banking in Florida since 1988, serving as Chairman of the Board and Chief Executive Officer of Gulf Bank from 1989 to 1993; as a Director of SouthTrust Bank, N.A. from 1993 to 1999; as an advisory Director of Florida Bank, N.A. from early 2000 to January 2003; as a Director and member of the Audit Committee of Florida Bank, N.A. from February 2003 to December 2003; and as a Director and member of the Audit Committee of Florida Bank, Inc. (the holding company) from January 2004 to July 2004 when the Florida Bank, Inc. was sold to the South Financial Group in South Carolina. Mr. Delarbre was selected to serve as a Director on our Board due to his extensive financial and banking experience. Mr. Delarbre qualifies as an “audit committee financial expert” under SEC guidelines.

Kenneth F. Faliero	69	Mr. Faliero has served as a Director of First Community and as a Director of First Community Bank since July 2007. He is also Chairman of the Bank’s Hillsborough County Region. Mr. Faliero brings to our Board over 45 years experience in the banking industry; with expertise on the credit side. He has been in banking in Florida since 1978 having served as Executive Vice President and Chief Operating Officer for Exchange Bank from 1978 to 1983, when the bank was sold to NCNB and Mr. Faliero served as Executive Vice President and Regional Executive for West Florida from 1983 to 1984. Mr. Faliero was Executive Vice President and Regional Executive for Central Florida with Florida National Bank from 1984 to 1988, and served as Executive Vice President and Chief Credit Officer for SouthTrust Bank from 1988 until his retirement in 2005.

James Macaluso	66	Mr. Macaluso has served as a Director of First Community and as a Director of First Community Bank since January 1999. He is also a Director and Chairman of the Bank’s Pinellas County Region. Since 1991, Mr. Macaluso has been an accountant and President of Macaluso & Company, P.A., in St. Petersburg, Florida. Mr. Macaluso is a former member of the Board of Directors of Marine Bank of St. Petersburg, Florida, where he served for 12 years. At Marine Bank he also served as Chairman of the Audit Committee. Mr. Macaluso is a 1970 graduate of the University of South Florida where he was a member of the Gold Key Honor Society and a member of the Honor Society of Phi Kappa Phi. Mr. Macaluso was selected to serve as a Director on our Board due to his banking experience and extensive background in public accounting, specializing in tax.

Nominee	Age	Business Experience

David K. Meehan	62	Mr. Meehan is a Director and Vice Chairman of First Community and a Director and Vice Chairman of First Community Bank. He has served in these positions since June 1995. Mr. Meehan is also Chairman of the Bank’s Pasco County Region. He joined the organizers of Bankers Insurance Group, Inc. in 1976 as Corporate Secretary and was appointed its President in 1979. He is currently President of Bankers Financial Corporation, and Chairman of the Board and President of Bankers Insurance Company, First Community Insurance Company, and Bankers Life Insurance Company. In 1999, Mr. Meehan was appointed by Florida Governor Jeb Bush as Commissioner of the Florida Fish and Wildlife Conservation Commission. He was reappointed by the Governor in July 2002 to serve another 5-year term. Mr. Meehan has served on the Boards of Governors of the Florida Joint Underwriting Association, the Florida Insurance Council, the Florida Property and Casualty Joint Underwriting Association, Insurance Management Solution Group, Inc. and the Florida Residential Property and Casualty Joint Underwriting Association. Mr. Meehan is also a member of the Florida State University Alumni and Advisory Board, past Marketing Committee Chairman for the National Flood Insurance program, and past Chairman and President of the Florida Association of Domestic Insurance Companies. Mr. Meehan brings to our Board more than 35 years of management experience with valuable insights gained in developing customer relationships, ethical practices, and business processes.

Robert G. Menke	47	Mr. Menke has served as a Director of First Community and as a Director of First Community Bank since April 2000. Mr. Menke is the son of Robert M. Menke, our Chairman. He is currently President and co-owner of Riscserv, LLC, an insurance outsourcing and software provider. Prior to that, from 1985 to 2002, Mr. Menke was with Bankers Financial Corporation, where he held many titles including Chief Executive Officer and President of P&C Companies. Mr. Menke has an MBA from the University of South Florida. Mr. Menke brings to our Board his management experience that equips him to contribute to the Board’s oversight of business processes and technology initiatives.

Robert M. Menke	76	Mr. Menke is Chairman of the Board of First Community and is Chairman of the Board of First Community Bank. He has served in these positions since June 1995. Mr. Menke founded Bankers Insurance Group in 1976 and has been its Chairman of the Board since inception. Mr. Menke brings to our Board his insights as a principal owner of a corporate parent to a diverse array of enterprises, with duties in financial management, sales and marketing, risk management and relationship development. Mr. Menke was honored as “Insurance Man of the Year” in 1986 by the Florida Association of Domestic Insurance Companies. Mr. Menke is also a member of the Property & Casualty Insurance Association of America. He is currently a director of Bankers Financial Corporation, Bankers Specialty Insurance Company, First Community Insurance Company, Bankers Life Insurance Company and Bankers Insurance Company.

The Board of Directors Recommends that the Shareholders

Vote “For” the Election of the Eight Director Nominees.

Non-Director Executive Officers of First Community

Name	Age	Business Experience
Stan B. McClelland	58	Mr. McClelland is Chief Financial Officer for First Community. He joined First Community Bank in August 2006 as Chief Financial Officer, and was appointed Chief Financial Officer of First Community in January 2007. From 1998 to August 2006, Mr. McClelland was with Certegy Payment Services as Director of Cost Development, Pricing and Finance. Prior to that he served 19 years as Finance Officer with Barnett Bank, Inc. and the former NCNB National Bank n/k/a Bank of America. Mr. McClelland has a Bachelor’s degree in Business Management from North Carolina State University.

Name	Age	Business Experience

Scott C. Boyle	55	Mr. Boyle is Regional President of Pinellas County. Mr. Boyle has served in that capacity since
		January 1999. Mr. Boyle has worked in banking in Florida since 1977. From June 1990 to January 1999, Mr. Boyle was with First Central Bank in St. Petersburg, Florida, as Senior Vice President-Commercial Lending. Mr. Boyle has a Bachelor’s degree in Business and Finance from the University of Florida and is a graduate of the School of Banking of the South at LSU. Mr. Boyle is past President of the Kiwanis Club of St. Petersburg, is an active member of the St. Petersburg Chamber of Commerce, volunteers as a mentor in the Pinellas County school system and Big Brothers/Big Sisters of Tampa Bay, and serves as a Director of Neighborhood Lending Partners of West Florida, Inc., a lending consortium providing low-moderate income housing units throughout Florida.

Ralph W. Cumbee	53	Mr. Cumbee is Regional President of Pasco County. He has served in that capacity since June 2006. Mr. Cumbee has worked in banking since 1987. From December 1993 to June 2006, Mr. Cumbee was with the First National Bank of Pasco as Executive Vice President and Chief Lending Officer. Mr. Cumbee has a Bachelor’s degree in Finance from the University of South Florida, and is a graduate of the Graduate School of Banking of the South at LSU. He also holds a Professional Masters of Banking from the Executive Banking Institute. Mr. Cumbee is a Board member of Workforce Housing Ventures, a non-profit focused on providing affordable housing, and serves as Vice-Chair. He is also the Scout Master of Troop 402 and is active in the Dade City Rotary Club, and Dade City Chamber of Commerce.

Ronald R. Monck	58	Mr. Monck is Regional President of Charlotte County. He joined First Community Bank in January 2008 as Senior Vice President and was appointed Regional President in January 2009. Mr. Monck has worked in banking since 1972. From 1983 to 1998, Mr. Monck served in several management positions with Barnett Bank. From 1998 to January 2008, he served as Senior Vice President/Punta Gorda Executive with Charlotte State Bank. Mr. Monck attended Lake Superior State College in Michigan, and is a graduate of the Northern Michigan University School of Banking and the American Bankers Association National Commercial Lending School. Mr. Monck is active in the Punta Gorda Chamber of Commerce and serves as Chairman of the Charlotte Community Foundation.

Clifton E. Tufts	49	Mr. Tufts is Executive Vice President and has served in that position since February 2003. From 1998 to February 2003, he served as Senior Vice President and then Executive Vice President of Premier Community Bank of Florida. Mr. Tufts also served as Head of the Association Services Division for Premier’s holding company, P.C.B. Bancorp, Inc. Mr. Tufts is a graduate of Stetson University and has a BBA degree in Accounting. He is a Certified Public Accountant in the State of Florida and is a graduate of both the Florida School of Banking and the Graduate School of Banking at LSU.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information regarding the only persons known to us to be the beneficial owners of five percent or more of the outstanding shares of the common stock of First Community as of the record date, as well as information regarding the beneficial ownership of each class of the equity securities of First Community by each of our directors, each executive officer named in the Summary Compensation Table, and by all directors and executive officers of First Community as a group.

Directors and Executive Officers	Number of Series B Convertible Preferred Shares Beneficially Owned (1)		% of Outstanding Series B Convertible Preferred Shares Beneficially Owned (1)	Number of Common Shares Beneficially Owned (2)		Number of Common Shares Subject to Stock Options That May Be Acquired Within 60 Days	% of Outstanding Common Shares Beneficially Owned (1)(3)
Brad Bishop	7,500	(4)	2.39%	42,212	(4)	0	2.12%
Scott C. Boyle	600	(5)	*	69,681	(5)	0	1.39%
Kenneth P. Cherven	1,500		*	86,866		90,958	3.47%
Ralph W. Cumbee	3,000	(6)	*	15,121	(6)	8,400	*
Kenneth Delarbre	3,000		*	52,495		0	1.50%
Kenneth Faliero	600		*	4,499		0	*
James Macaluso	0	(7)		114,415	(7)	0	2.10%
Stan B. McClelland	750		*	4,724		8,400	*
David K. Meehan	1,500	(8)	*	22,576	(8)	0	*
Robert G. Menke	1,309		*	14,508		0	*
Robert M. Menke	192,418	(9)	61.38%	2,425,514	(9)	0	58.93%
Ronald R. Monck	30		*	205		2,000	*
Clifton E. Tufts	0			23,768	(10)	51,779	1.37%

All officers and directors as a group (13 persons)	212,207		67.69%	2,876,584		161,537	66.66%

*	Less than 1%
(1)

Under the rules of the Securities Exchange Commission, the determinations of “beneficial ownership” is defined under Rule 13d-3 of the Securities Exchange Act of 1934, which provides that shares will be deemed to be “beneficially owned” where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares, or where a person has the right to acquire any such power within 60 days after the date such beneficial ownership is determined. Shares of our common stock that a beneficial owner has the right to acquire within 60 days under the exercise of the options or conversion of Series B Convertible Preferred Stock are deemed to be outstanding for the purpose of computing the percentage ownership of such owner, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Does not include shares of common stock into which the Series B Convertible Preferred Stock may be converted (the current conversion rate is ten (10) shares of common stock for each share of preferred stock) or shares of common stock that may be acquired by exercising stock options exercisable within 60 days.

(3)

Includes both the shares of common stock into which the Series B Convertible Preferred Stock may be converted (the current conversion rate is ten (10) shares of common stock for each share of preferred stock), and shares of common stock that may be acquired by exercising stock options exercisable within 60 days.

(4)	Mr. Bishop’s shares include 1,500 Series B preferred shares and 9,398 common shares held by his spouse.
(5)	Includes 787 common shares controlled by Mr. Boyle for his son.
(6)	Of Mr. Cumbee’s holdings, 1,800 Series B preferred shares and 7,497 common shares are owned by The Ralph Waldo Cumbee Trust. Mr. Cumbee serves as Trustee for the Trust.
(7)

Of Mr. Macaluso’s holdings, 26,353 common shares are owned by the W.J. Trust. Mr. Macaluso serves as Trustee for the Trust. His Family Trusts hold an additional 68,050 of the common shares included above.

(8)	Of Mr. Meehan’s shares 1,500 Series B preferred shares and 18,498 common shares are in the name of his spouse.
(9)

Includes the following shares controlled by Mr. Menke: 20,671 common shares in Bankers Insurance Group, Inc.; 366,923 common shares in Bankers Insurance Company; 53,260 common shares in Bankers Specialty Insurance Co.; 180,018 Series B preferred shares and 856,890 common shares in First Community Insurance Co.; 24,395 common shares in G.D. van Wagenen Financial Services, Inc.; 10,500 common shares in Bonded Builders Home Warranty Assoc. of Texas; 2,625 common shares in Bonded Builders Home Warranty Assoc. of N.C.; 35,060 common shares in Bonded Builders Service Corp.; 810,861 common shares controlled by Mr. Menke in First Community Financial Corporation, which is wholly-owned by Mr. Menke; and 400 Series B preferred shares and 1,666 common shares held by his children.

(10)	Includes 3,307 common shares held by Mr. Tufts’ spouse and 945 common shares held by his children.

EXECUTIVE COMPENSATION

Executive Compensation Conditions For Participation in Capital Purchase Program

On October 14, 2008, the U.S. Department of Treasury (“Treasury”) announced a program under the Emergency Economic Stabilization Act of 2008 (“EESA”). Pursuant to this program, Treasury would make preferred stock investments in participating financial institutions (the “Capital Purchase Program” or “CPP”). On February 17, 2009, President Obama signed into law the America Reinvestment and Recovery Act of 2009 (“ARRA”) which amended EESA, thereby revising certain compensation and governance restrictions in EESA applicable to CPP participants. Treasury has also issued regulations implementing various provisions of EESA, as amended by ARRA. Throughout this Proxy Statement, we refer to EESA to mean EESA as amended by ARRA and as implemented pursuant to regulations issued by Treasury.

First Community participated in the Capital Purchase Program by selling preferred stock and related common stock purchase warrants to Treasury. As a result of its participation in the CPP, First Community became subject to the compensation and governance restrictions implemented by EESA, which apply to our Senior Executive Officers (“SEOs”) and other highly paid employees. A discussion of the compensation and governance restrictions follows below.

Risk Review: EESA prohibits First Community from providing incentive compensation arrangements that encourage its SEOs to take unnecessary and excessive risks that threaten the value of the financial institution or that would encourage manipulation of the reported earnings in order to enhance the compensation of any of its employees. EESA requires the Compensation Committee to meet with First Community’s senior risk officer at least semiannually to evaluate and assess the risks posed by employee compensation plans and to certify that such plans do not encourage: (i) the SEOs to take unnecessary and excessive risks that threaten the value of First Community; and (ii) manipulation of the reported earnings in order to enhance the compensation of any of First Community’s employees.

Bonuses and Incentive Compensation: EESA prohibits the payment of any “bonus, retention award, or incentive compensation” to First Community’s most highly-compensated employee. The prohibition includes several limited exceptions, including payments under enforceable agreements that were in existence as of February 11, 2009 and limited amounts of “long-term restricted stock.”

Golden Parachutes: EESA prohibits any severance payment to an SEO or any of the next five most highly-compensated employees upon termination of employment for any reason. EESA provides an exception for amounts that were earned or accrued prior to termination, such as normal retirement benefits.

Clawbacks: EESA requires First Community to recover any bonus or other incentive payment paid to an SEO or any of the next 20 most highly compensated employees on the basis of materially inaccurate financial or other performance criteria.

Limit on Tax Deduction: For years in which the Treasury owns our preferred stock, First Community may not claim a deduction for compensation paid to a SEO in excess of the $500,000 compensation deduction limit of Section 162(m)(5) of the Internal Revenue Code, including certain performance-based pay previously excluded.

Policy on Luxury Expenditures: EESA required First Community to enact policy regarding excessive or luxury expenditures, which policy covers expenditures on entertainment, events, office and facility renovations, air and other travel and other activities or events that are not reasonable expenditures for staff development, reasonable performance incentives or other similar measures conducted in the normal course of business.

Shareholder “Say-on-Pay” Vote Required: EESA requires First Community to include a non-binding shareholder vote to approve the compensation of executives as disclosed in this proxy statement.

Executive Certifications: EESA requires First Community’s CEO and CFO to provide a written certification of compliance with the executive compensation restrictions under EESA in its annual report on Form 10-K filed with the Securities and Exchange Commission.

As a condition to the closing of the CPP transaction, each of Kenneth P. Cherven, our Chief Executive Officer, Stan B. McClelland, our Chief Financial Officer, Scott C. Boyle, our Regional President – Pinellas County, Michael J. Bullerdick, our former Regional President – Charlotte County, and Clifton E. Tufts, our Executive Vice President: (a) executed a waiver voluntarily waiving any claim against the Treasury or First Community for any changes to such officer’s compensation or benefits that are required to comply with the regulations issued by the Treasury under the CPP and acknowledging that the regulation may require modification of the compensation arrangements and agreements (including so-called “golden parachute” agreements) as they relate to the period the Treasury holds any securities of First Community acquired through the CPP; and (b) entered into a Capital Purchase Program Compliance Agreement with First Community so amending such compensation arrangements and agreements.

The following table shows compensation information regarding Kenneth P. Cherven, Scott C. Boyle, Ralph W. Cumbee, Stan B. McClelland, and Clifton E. Tufts. These five officers are referred to as the “named executive officers,” or “NEOs,” in this proxy statement. No other executive officer received compensation at a level required to be reported herein by Securities and Exchange Commission regulations.

2009 SUMMARY COMPENSATION

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)		Total ($)

Kenneth P. Cherven President & CEO	2009 2008	204,935 200,916	0 0	165,688 164,468	(1) (1)	370,623 365,384

Scott C. Boyle Regional President Pinellas County	2009 2008	153,701 150,687	0 0	6,877 6,840	(2) (2)	160,578 157,527

Ralph W. Cumbee Regional President Pasco County	2009 2008	125,652 123,188	0 0	1,156 1,156		126,808 124,344

Stan B. McClelland Chief Financial Officer	2009 2008	112,445 110,240	0 0	0 0		112,445 110,240

Clifton E. Tufts Executive Vice President	2009 2008	145,937 143,075	0 0	5,000 5,000	(3) (3)	150,937 148,075

(1)

Includes $148,000 and $148,000 accrued under the SERP, $7,200 and $7,200 for an automobile allowance, $1,284 and $1,862 for club membership dues, and $7,984 and $8,626 for hospital benefits and life insurance in 2008 and 2009, respectively.

(2)	Includes $1,840 and $1,877 for club membership dues, and $5,000 and $5,000 for a leased automobile in 2008 and 2009, respectively.
(3)	$5,000 for a leased automobile.

The following table provides information on the holdings of stock option awards by the NEOs at December 31, 2009. The table includes both exercisable and unexercisable options together with the exercise price and the expiration date.

2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Market Value of Shares of Units of Stock That Have Not Vested ($)
Kenneth P. Cherven	24,806	—	$4.84	1/1/2010	—
President & CEO	24,806	—	$4.84	1/1/2011	—
	24,806	—	$4.84	1/1/2012	—
	20,673	—	$4.84	1/1/2013	—
	20,673	—	$4.84	1/1/2014	—

Scott C. Boyle	15,505	—	$4.84	1/1/2010	—
Regional President
Pinellas County

Ralph W. Cumbee	10,500	2,100	$19.19	7/17/2016	—
Regional President
Pasco County

Clifton E. Tufts	4,135	—	$5.80	2/28/2010	—
Executive Vice President	4,134	—	$5.80	2/28/2011	—
	4,135	—	$5.80	2/28/2012	—
	4,134	—	$5.80	2/28/2013	—
	19,688	—	$15.36	3/28/2011	—
	19,688	—	$7.85	12/31/2018	—

Stan B. McClelland	10,500	4,200	$18.71	1/22/2017	—
Chief Financial Officer

Employment and Other Agreements with Named Executive Officers

Kenneth P. Cherven

Kenneth P. Cherven is the President and Chief Executive Officer of First Community and is also a member of the Board. On November 29, 2004, First Community entered into an amended and restated employment agreement with Mr. Cherven. Under his employment agreement, Mr. Cherven is to serve as President and Chief Executive Officer and is entitled to receive an annual base salary (currently $204,935), which is subject to annual review by the Compensation Committee or the Board of Directors. The employment agreement also provides that Mr. Cherven is eligible for an annual incentive bonus and other customary benefits. No bonus was awarded in 2009 . The employment agreement provided for an initial three-year term, and thereafter is automatically renewed daily. The daily renewals (which automatically terminate on Mr. Cherven’s 65 th birthday) can be terminated upon either party’s notice to the other to not continue the renewals. The Compensation Committee or Board of Directors is also required to semi-annually review Mr. Cherven’s performance to determine if the employment agreement renewals should continue.

The employment agreement provides that Mr. Cherven’s employment may be terminated by First Community with or without cause, or by Mr. Cherven for “good reason” (as defined in the employment agreement), but that in the event of a termination by First Community without cause, or by Mr. Cherven for good reason, Mr. Cherven would be entitled to receive, as severance, a continuation of his salary for six months, as well as being permitted to participate in any employment benefit plans for one year, or until such time as he is able to participate in a comparable plan provided by another employer. If Mr. Cherven is terminated for cause, he will not be entitled to any benefits or compensation, other than what has been accrued. Dismissal for cause can be appealed under certain circumstances, within a defined period. Upon receipt of the notice of the appeal, First Community must submit the matter to arbitration. The decision of the arbitrator is binding on the parties and is non-appealable.

In the event of a “change in control” of First Community (as defined in the employment agreement), Mr. Cherven will be entitled to terminate his employment and receive a cash payment equal to 2.9 times his then current base salary, to be paid within 10 days after the change in control.

Pursuant to the requirements of EESA, First Community is currently prohibited from making any severance or change in control payments to Mr. Cherven pursuant to the terms of his employment agreement.

The employment agreement contains customary confidentiality provisions and a non-competition provision, whereby Mr. Cherven may not, during the period of his employment and for a period of six months after a termination of his employment, become employed, directly or indirectly, whether as an employee, independent contractor, consultant, or otherwise, with any federally-insured financial institution, financial holding company, bank holding company, or other financial services provider located in Charlotte, Hillsborough, Manatee, Pasco, Pinellas or Sarasota county, Florida, or in any other county where First Community operates a full-service branch (the “Covered Area”) with any person whose intent it is to organize another such company or entity located in the Covered Area.

Retirement and Disability Benefits for Kenneth P. Cherven

Retirement and disability benefits are intended both to recognize, over the long term, services rendered to First Community and to keep our overall pay packages for executives comparable to that of our Markets so that we can attract and retain high quality executive officers. First Community Bank adopted a supplemental executive retirement plan (“SERP”), entitled the First Community Bank Deferred Compensation Plan (the “Plan”), for Mr. Cherven in 2005, which is self-funded by First Community Bank. The Plan was amended and restated effective as of January 1, 2009, to comply with Internal Revenue Code Section 409A. Under the terms of the Plan, if Mr. Cherven has a separation from service (as defined in Section 409(A) of the Internal Revenue Code and applicable regulations) with First Community Bank, he will be entitled to receive a lump sum payment equal to the actuarial present value of an annual income paid to him for the remainder of his life equal to the vested portion of a specified percentage (the “Percentage”) of the aggregate amount of his annual base salary, bonus and incentive compensation received over the twelve months immediately preceding his last day of full-time employment, excluding any amounts realized from the exercise of qualified or non-qualified stock options or amounts realized from restricted stock (his “Final Compensation”), based upon the following vesting schedule:

Date Vested	Percent
Prior to July 1, 2010	0%
July 1, 2010	50%
July 1, 2011	55%
July 1, 2012	60%
July 1, 2013	65%
July 1, 2014	70%
July 1, 2015	75%
July 1, 2016	80%
July 1, 2017	85%
July 1, 2018	90%
July 1, 2019	95%
On or after October 2, 2019	100%

For purposes of the Plan, actuarial present value means, with respect to determining the amount of the lump sum payment, an amount determined by using a six and one half percent (6.5%) discount rate and the Age 85 Mortality Table.

Notwithstanding the vesting schedule above, Mr. Cherven will become fully vested upon his total and permanent disability (as defined in the Plan). Further, if Mr. Cherven’s employment is involuntarily terminated for reasons other than for cause (as defined in the Plan) or he is terminated as a result of a change in control (as defined in the Plan) prior to July 1, 2015, he will be deemed to be 70% vested. If Mr. Cherven’s employment is terminated for cause, his vested percentage will be zero. In the event of his death while employed by First Community Bank, his beneficiary under the Plan will be entitled to receive 60% of the benefit that Mr. Cherven would have received had he retired on the date of his death.

The Percentage of his Final Compensation to which such vesting schedule relates will be 60% if his separation from service occurs prior to his reaching the age of 65, and 75% thereafter.

In addition, First Community maintains a 401(k) Plan for its employees. The 401(k) Plan permits participants to defer additional portions of their salary for retirement. At its discretion, First Community matches a portion of those contributions for executive officers and other eligible participants. The Committee believes it is appropriate to maintain these additional contributory plans, with the matching feature, to provide an additional incentive for the participants to further provide for their retirement.

Clifton Tufts

In addition to the employment agreement with Mr. Cherven described above, First Community currently has one non-competition agreement with Executive Vice President Clifton Tufts. The agreement with Mr. Tufts is for the term of his employment with First Community and provides that he may not compete with First Community with respect to lockbox activities for a period of one year following his termination. In the event that Mr. Tuft’s is terminated for any reason other than just cause or covered illness or disability he will be entitled to receive a severance payment equal to one year’s base salary.

Pursuant to the requirements of EESA, First Community is currently prohibited from making any severance payment to Mr. Tufts pursuant to the terms of his agreement.

Other Benefits and Perquisites

Our executive officers receive other benefits also available to other employees. For example, we provide executive officers and other salaried employees with health and disability insurance, vacation pay, and sick pay. First Community currently provides a car allowance to the Chief Executive Officer and provides leases to two other executive officers. Executive officers are provided with country club memberships (depending upon their position) and reimbursement of “business development expenses.” The executive officers are responsible for reimbursing First Community for any “social expenses” incurred, except to the extent that they are specifically, directly, and exclusively made in connection with business development dinners and social events with directors, investment bankers and potential bank customers.

BOARD COMPENSATION

During 2009, First Community paid cash fees to its directors, as well as directors of its subsidiaries, for their service on any of our Boards or Board Committees. The following table sets forth the compensation paid to the non-employee directors of First Community during 2009.

Name	Fees Earned or Paid in Cash ($)
Brad Bishop	$22,350

Kenneth Delarbre	$24,950

Kenneth F. Faliero	$22,200

James Macaluso	$24,750

David K. Meehan	$17,100

Robert G. Menke	$16,500

Robert M. Menke	$16,000

STOCK-BASED COMPENSATION PLANS

Long-Term Incentive Plan

First Community currently has an equity compensation plan, the Long-Term Incentive Plan (“Long-Term Plan”), which provides for the issuance of stock options to employees of First Community who are contributing significantly to the management or operation of First Community’s or its subsidiaries’ business as determined by the Board of Directors or the Compensation Committee. The Long-Term Plan was approved by the shareholders at the 2001 Annual Meeting and the number of shares reserved under the Long-Term Plan was 250,000, which automatically increased to 516,797 shares as a result of stock splits and dividends. Currently, the Compensation Committee administers the Long-Term Plan.

Non-Employee Director Stock Option Plan

The Non-Employee Director Stock Option Plan was approved by the shareholders at the 2002 Annual Meeting and the number of shares reserved under the Directors Plan was fixed at 300,000 shares which automatically increased as a result of stock splits and dividends. The Directors Plan provided for the grant of options to directors of First Community and its subsidiaries at the discretion of the Board of Directors or the Compensation Committee. The Directors Plan terminated pursuant to the Plan Articles on May 11, 2009, and the outstanding stock options granted under the Plan expired unexercised on January 1, 2010.

2005 Stock Plan

The 2005 Stock Plan was adopted by First Community’s Board of Directors on October 17, 2005 and approved by its shareholders at the 2006 Annual Meeting of Shareholders. Due to erratic market conditions, the conditions of the national, state and local economies, and out of a desire to evaluate and consider compensation plan options more appropriate to the current economy and regulatory environment as a result of our participation in the CPP, the Board terminated the 2005 Stock Plan and cancelled all grants made thereunder effective February 17, 2009.

Stock Options Outstanding and Shares Reserved for Issuance

The following table sets forth information about the number of shares reserved for issuance under the Non-Employee Director Stock Option Plan, the Long-Term Plan and the 2005 Stock Plan as of December 31, 2009. All available options under the Non-Employee Director Stock Option Plan have been granted and no additional options will be issued pursuant thereto. All stock options granted under the 2005 Stock Plan were cancelled effective February 17, 2009.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance
Non-Employee Director Stock Option Plan approved by shareholders	103,358	$5.80	0
Long -Term Incentive Plan approved by shareholders	251,790	$8.79	74,662
2005 Stock Plan approved by shareholders	0	$0	0

Total	355,148	$7.92	74,662

No monetary consideration is received by us in return for the grant of options, although consideration is received upon the exercise of stock options.

PROPOSAL 3. ADVISORY VOTE TO APPROVE FIRST COMMUNITY’S EXECUTIVE COMPENSATION

PLANS, PROGRAMS AND ARRANGEMENTS

Background of the Proposal

ARRA requires financial institutions, such as First Community, which participated in the U.S. Department of the Treasury’s Capital Purchase Program (“CPP”) to permit a separate and non-binding shareholder vote to approve the compensation of such financial institution’s named executive officers. The Securities and Exchange Commission recently issued guidance that requires participants in the CPP to submit to shareholders annually for their approval the executive compensation arrangements as described in the Executive Compensation section and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in their proxy statements until such time as the preferred stock issued pursuant to the CPP is redeemed.

Executive Compensation Plans, Programs And Arrangements

First Community believes that its executive compensation plans, programs and arrangements, which are reviewed and approved by the Compensation Committee and Board of Directors, encourage a culture of pay for performance and are strongly aligned with the long-term interests of shareholders. Like most companies in the financial services sector, the recent and ongoing financial downturn had a significant negative impact on First Community’s 2009 results of operations and on the price of our common stock. In Florida, this has been primarily driven by the significant deflation in real estate values. Consistent with the objective of aligning the compensation of First Community’s named executive officers with the annual and long-term performance of First Community and the interests of the shareholders, these factors were also reflected in the compensation of First Community’s named executive officers for 2009, and in a number of executive compensation-related actions that have been taken by First Community and the Compensation Committee with respect to 2010.

Because First Community’s performance did not meet management or the Board’s standards, the Compensation Committee used its discretion in determining not to make any annual incentive payments or bonuses with respect to 2009 to the named executive officers.

As required by ARRA and the guidance provided by the SEC, the Board of Directors has authorized a shareholder vote on First Community’s executive compensation plans, programs and arrangements as described in the Executive Compensation section of this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives First Community’s shareholders the opportunity to endorse or not endorse First Community’s executive compensation plans, programs and arrangements through the following resolution:

“Resolved, that the shareholders of First Community Bank Corporation of America approve the executive compensation plans, programs and arrangements described in the Executive Compensation section of the proxy statement for the 2010 Annual Meeting of Shareholders.”

Vote Required and Effect

Approval of First Community’s executive compensation plans, programs and arrangements would require that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether First Community’s executive compensation plans, programs and arrangements are approved. Because this shareholder vote is advisory, it will not be binding upon First Community, the Board of Directors or the Compensation Committee. However, the Compensation Committee and Board of Directors will take into account the outcome of the vote when considering future executive compensation plans, programs and arrangements.

The Board of Directors recommends that the shareholders

vote “FOR” approval of this proposal on executive compensation.

CERTAIN TRANSACTIONS

Certain of our directors, officers and employees have banking relations with First Community Bank. Loans made to directors, executive officers and principal shareholders, defined as individuals owning 10% or more of First Community’s common stock, are governed under the provisions of Section 22(h) of the Federal Reserve Act, which requires that any loans made to those individuals must:

•	Be on substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions with non-affiliated parties; and

•	Not involve more than the normal risk of repayment or present other unfavorable features.

There is, however, an exception for loans made to employees who are affiliates that are made pursuant to a benefit or compensation package that is widely available to all First Community Bank employees and does not give a preference to affiliates. There is also an aggregate limit of $25,000, or 5% of the amount of First Community Bank’s unimpaired capital and unimpaired surplus on all loans to those individuals, unless the Board of Directors has approved the amount and the individual has abstained from participating in the voting.

There is further exception for loans made to executive officers. Executive officers are those people who participate, or who have authority to participate, in major policymaking functions of First Community, regardless of their title. In 2009, the Bank had nine employees who would be considered executive officers. First Community Bank may lend any otherwise permissible sum of money to an executive officer for:

•	Financing the education of the officer’s children;

•	A Board of Director’s approved first mortgage on the officer’s residence; or

•	A loan secured by certain low-risk collateral.

First Community Bank may also lend up to the higher of $25,000, or 2.5% of its unimpaired capital and unimpaired surplus (but never more than $100,000) to an executive officer for any other purpose.

During 2009, First Community’s directors and executive officers (or their related business interests) had loans or lines of credit with First Community Bank that, in the aggregate, totaled $872,000, of which $479,102 was outstanding on December 31, 2009, representing 0.21% of First Community Bank’s total loan portfolio. These loans and lines of credit were made on the same terms as extensions of credit made to the Bank’s unaffiliated customers.

RELATIONSHIP WITH INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors intends to retain the accounting firm of Hacker, Johnson & Smith, P.A. as First Community’s and First Community Bank’s independent auditors for the fiscal year ending December 31, 2010. A representative from the firm is expected to be present at the Annual Meeting to respond to questions regarding our financial statements and the notes thereto.

First Community has been advised by Hacker, Johnson & Smith, P.A. that none of its members, or any of its associates, has any direct financial interest or material indirect financial interest in First Community or its subsidiaries.

Fees paid to Hacker, Johnson & Smith, P.A. for professional services during 2009 and 2008 were as follows:

Audit Fees: The aggregate fees billed and to be billed for professional services by Hacker, Johnson & Smith, P.A. in connection with the audit of the annual financial statements and the review of the financial statements included in First Community’s quarterly filings with the Securities and Exchange Commission for the fiscal year ended December 31, 2009 and 2008, were $67,000 and $67,000, respectively.

Audit Related Fees: There were no audit related fees during 2009 or 2008.

Tax Fees: In 2009 and 2008, Hacker, Johnson & Smith, P.A. also billed First Community $8,500 and $7,000, respectively, for tax compliance and advice, including the preparation of First Community’s corporate tax returns.

All Other Fees: There were no other fees during 2009 or 2008.

Compatibility of Fees: Our Audit Committee has considered the provision of non-audit services by Hacker, Johnson & Smith, P.A. and the fees paid to that firm for such services, and believes that the provision of such services and their fees are compatible with maintaining Hacker, Johnson & Smith, P.A.’s independence (See “Audit Committee Report”).

PROPOSAL 4 – INCREASE IN AUTHORIZED COMMON STOCK

First Community is presently authorized to issue 22,000,000 shares of stock, of which 20,000,000 shares are common stock, par value $0.05 per share, and 2,000,000 shares are preferred stock, par value $0.01 per share. The Board of Directors of First Community has adopted resolutions approving and recommending that First Community’s shareholders adopt an amendment to Article III of First Community’s Articles of Incorporation, the full text of which is attached to this document as Appendix 5. The amendment to Article III of First Community’s Articles of Incorporation, if approved by shareholders, would increase First Community’s authorized stock from to 22,000,000 to 42,000,000 and authorized common stock from 20,000,000 shares to 40,000,000 shares.

As of the record date, there were 5,457,173 shares of First Community’s common stock issued and outstanding. As of the record date, there were 10,685 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, issued and outstanding and held by the U.S. Department of the Treasury. The U.S. Department of Treasury also holds a warrant to purchase up to 228,312 shares of common stock at an exercise price of $7.02 per share. As of the record date, there were 313,497 shares of 10% Cumulative Convertible Perpetual Preferred Stock, Series B, issued and outstanding. The Series B shares are convertible into common stock. The current conversion rate is 10 shares of common stock per share of Series B stock. As of the record date, 3,689,734 shares of First Community common stock are reserved for issuance under the warrant to the U.S. Department of the Treasury, for the conversion of the Series B shares and for issuance under our stock option plans, and 10,853,093 shares of First Community’s common stock are authorized but unissued and unreserved.

All shares of First Community’s common stock, including those currently authorized and those which would be authorized by the proposed amendment to Article III, are equal in rank and have the same voting, dividend, and liquidation rights. There are no preemptive rights associated with these shares. The issuance of additional shares of common stock might dilute, under certain circumstances, the ownership and voting rights of existing shareholders of First Community.

The Board of Directors of First Community believes that the amendment to Article III is desirable to increase the number of authorized shares of common stock available for issuance from time to time, without further action or authorization by the shareholders (except as may be required by applicable law or the rules of the NASDAQ Stock Market or any stock exchange on which First Community’s common stock is then listed), for corporate needs such as equity financing, retirement of outstanding indebtedness, stock splits and stock dividends, employee benefit plans, or other corporate purposes as may be deemed by First Community’s Board of Directors to be in the best interest of First Community and its shareholders.

The proposed increase in the number of authorized shares of common stock will give First Community greater flexibility to raise additional capital, including the issuance of preferred shares, debt or other securities whose terms and conditions may provide for the right or obligation of First Community to issue shares of common stock under certain circumstances. First Community may be able to issue additional shares in such a transaction without further action or authorization by shareholders, subject to the requirements of applicable law or listing rules.

The proposed increase in the number of authorized shares of common stock will also give First Community greater flexibility in responding quickly to advantageous business opportunities. At the present time, First Community is not a party to any material written agreements, understandings or arrangements with respect to issuance of shares in connection with any acquisitions; however, First Community may from time to time explore opportunities to acquire banks and non-bank companies to the extent permitted by the Bank Holding Company Act. Since acquisitions may be made by issuing stock, the proposed increase in the number of authorized shares of common stock may enable First Community to better meet its future business needs by allowing First Community to issue such additional shares without further action or authorization by shareholders, subject to the requirements of applicable law or listing rules.

The First Community Board of Directors does not have any current plans to use shares of common stock for anti-takeover purposes, however, the proposed amendment to First Community’s Articles of Incorporation may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of First Community if such attempts are not approved by the First Community Board of Directors. First Community is already afforded some protection against acquisition attempts which are not supported by the Board of Directors by provisions currently contained in First Community’s Articles of Incorporation and bylaws. The First Community Board of Directors is not aware of any current efforts to obtain control of First Community.

If shareholders approve the amendment to First Community’s Articles of Incorporation increasing the authorized common stock, First Community intends to file Articles of Amendment to its Articles of Incorporation that will become effective on the date on which the required filing is made in the office of the Florida Department of State.

The First Community Board of Directors recommends a vote FOR the amendment to

First Community’s Articles of Incorporation to increase the authorized common stock from 20,000,000 shares to 40,000,000 shares.

PROPOSAL 5 - ADJOURNMENT OF ANNUAL MEETING

The Board of Directors seeks your approval to adjourn the Annual Meeting in the event that there are not a sufficient number of votes to approve proposals 1, 2, 3 or 4 at the Annual Meeting. In order to permit proxies that have been timely received by the First Community to be voted for an adjournment, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the Annual Meeting.

The Board of Directors Recommends that Shareholders Vote “For”

the Approval of the Adjournment of the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and any person who beneficially owns more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and more than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms which they file. During 2009, certain of our directors and executive officers who own our stock filed Form 3s or Form 4s with the Securities and Exchange Commission. The information on these filings reflects the current ownership position of all such individuals. Based solely on the review of copies of the filings we have received or written representations from such reporting persons, it is our belief that during 2009, all such filings by our officers, directors or 10% shareholders were timely made, except that Robert M. Menke filed 3 late reports reporting one transaction each, and one late report reporting two transactions; Ronald R. Monck filed one late report reporting one transaction; and Kenneth Delarbre filed one late report reporting one transaction.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the First Community proxy materials for the 2011 Annual Meeting of Shareholders, a shareholder’s proposal to take action at such meeting must be received at First Community’s main office at 9001 Belcher Road, Pinellas Park, Florida 33782, on or before December 13, 2010. To be included in the proxy materials, proposals must comply with the Securities and Exchange Commission’s proxy rules, as provided in 17 C.F.R. Section 240.14(a).

SOLICITATION

The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by First Community. Proxies may be solicited by directors, officers or our regular employees, in person or by telephone, e-mail or mail. We are requesting persons and entities holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, such beneficial owners. Those persons and entities will be reimbursed for their reasonable out-of-pocket expenses.

OTHER MATTERS THAT MAY PROPERLY COME BEFORE

THE ANNUAL MEETING

The Board of Directors knows of no additional business that will be presented for consideration at the Annual Meeting. Unless you indicate otherwise, however, execution of the enclosed proxy card confers discretionary authority upon the designated proxy holders to vote your shares in accordance with their best judgment on any other business that may properly come before the Annual Meeting, or any adjournment thereof.

AVAILABILITY OF ADDITIONAL INFORMATION

Accompanying this proxy statement is First Community’s Annual Report on Form 10-K for the year ended December 31, 2009, which includes our audited financial statements. Additional copies of our Form 10-K are available to shareholders at no charge. Any shareholder who would like an additional copy should contact: Kay M. McAleer, Vice President/Corporate Secretary, First Community Bank Corporation of America, 9001 Belcher Road, Pinellas Park, Florida 33782, telephone number (727) 520-0987.

First Community currently files periodic reports (including Form 10-Ks, Form 10-Qs, proxy statements, etc.) with the Securities and Exchange Commission. These periodic reports are filed electronically via EDGAR and are available for review on the Securities and Exchange Commission’s website at www.sec.gov, or can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, DC 20549.

FIRST COMMUNITY BANK CORPORATION OF AMERICA

April 12, 2010

APPENDIX 1

FIRST COMMUNITY BANK CORPORATION OF AMERICA

AUDIT COMMITTEE CHARTER

As Amended and Restated on March 15, 2010

I. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors (the “Board”) of First Community Bank Corporation of America (the “Corporation”) in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels.

The Audit Committee’s primary duties and responsibilities are:

•	To serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•

The appointment, compensation, and oversight of the work of the registered public accounting firm employed by the Corporation (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm shall report directly to the Audit Committee.

•	Review and appraise the Corporation’s internal auditing function.

•

Provide an open avenue of communication among the Corporation’s registered public accounting firm, financial and senior management, those involved in the Corporation’s internal auditing function, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter. This Charter, however, is not intended to, and does not, create any legal or fiduciary duties or responsibilities or form the basis for a breach of fiduciary duty or potential liability if not complied with.

II. COMPOSITION AND QUALIFICATIONS

The Audit Committee shall be comprised of three or more Directors as determined by the Board, each of whom shall be “independent” as that term is defined in

(i) paragraph (m) of Section 10A of the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) the rules of the NASDAQ National Market, or any other stock exchange or quotation service on which the Corporation’s securities are listed. Further, each member of the Audit Committee shall meet all other requirements for membership on the Audit Committee set forth in the rules of the NASDAQ National Market, or any other stock exchange or quotation service on which the Corporation’s securities are listed, and be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall be a “financial expert,” as such term is defined by the Securities and Exchange Commission. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership. A majority of the members of the Audit Committee shall be a quorum to transact business.

III. MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The meetings may be held either in person or by teleconference. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business. The Secretary to the Committee shall record the minutes. Approval of any matter by a majority of members present at a meeting at which a quorum is present shall constitute approval of that matter by the Committee. The Committee may also act by written consent without a meeting.

As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the managers of those involved in the Corporation’s internal auditing function and the Corporation’s registered public accounting firm in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chair should meet with the Corporation’s registered public accounting firm and management quarterly to review the Corporation’s financial statements.

The Chairman of the Committee shall prepare an agenda in advance for each Committee meeting.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review and discuss with financial management and the Corporation’s registered public accounting firm the Corporation’s annual financial statements, and the disclosures made in the section of the Corporation’s Annual Report on Form 10-K entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” to be included in the Corporation’s Annual Report prior to its filing or the release of earnings for the year, and recommend to the Board whether the audited financial statements should be included in the Corporation’s Annual Report. Similarly, review and discuss any other consolidated financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the Corporation’s registered public accounting firm.

3. Review and discuss with financial management and the Corporation’s registered public accounting firm the Corporation’s quarterly financial statements, and the disclosures to be made in the section of the Corporation’s Quarterly Report on Form 10-Q entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” to be included in the Corporation’s Quarterly Report prior to its filing or the release of earnings for the quarter, including the results of the registered public accounting firm’s reviews of the quarterly financial statements. The person designated as the “financial expert” of the Audit Committee may represent the entire Audit Committee for purposes of this review.

4. Review internal audit reports prepared for the Audit Committee by those involved in the Corporation’s internal auditing function and management’s response.

Independent Accountants

5. Select the registered public accounting firm to be employed by the Corporation for the purpose of preparing or issuing an audit report on the Corporation’s annual financial statements or related work, determine the scope of the registered public accounting firm’s engagement and approve the fees and other compensation to be paid to the registered public accounting firm. On an annual basis, the Audit Committee should review and discuss with the registered public accounting firm all significant relationships the registered public accounting firm has with the Corporation to determine the registered public accounting firm’s independence.

6. Specifically approve in advance, in accordance with section 7 below, and in accordance with guidelines established by the Audit Committee, each non-audit service, including tax services, to be performed by the registered public accounting firm outside of its regular audit engagement. For purposes hereof, the term “non-audit services” means any professional services provided to the Corporation by a registered public accounting firm, other than those provided to the Corporation in connection with an audit or a review of its financial statements. The foregoing notwithstanding, the Corporation’s registered public accounting firm may not be engaged to perform any of the services described in clauses (1) through (9) below contemporaneously with the audit:

(1)	bookkeeping or other services related to the accounting records or financial statements of the Corporation;

(2) financial information systems design and implementation;

(3) appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

(4) actuarial services;

(5) internal audit outsourcing services;

(6) management functions or human resources;

(7) broker or dealer, investment adviser, or investment banking services;

(8) legal services and expert services unrelated to the audit; and

(9) any other service that the Public Company Accounting Oversight Board, established pursuant to Section 101 of the Sarbanes-Oxley Act of 2002, determines, by regulation, is impermissible.

7. Approve in advance all auditing services (which may entail providing comfort letters in connection with securities underwritings) and permissible non-audit services to be provided to the Corporation by the Corporation’s registered public accounting firm. In carrying out its duties under paragraph 6 above, if the Audit Committee approves an audit service within the scope of the engagement of the Corporation’s registered public accounting firm, such audit service shall be deemed to have been pre-approved for purposes of this paragraph. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals required by this paragraph. Each and every decision of a member of the Audit Committee to whom authority is delegated under this paragraph to pre-approve an activity under this paragraph shall be presented to the full Audit Committee at its next meeting. Auditing Services and permissible non-audit services authorized by management and having a cost of $10,000 or less have been determined to be de minimis and will be deemed preapproved under this paragraph.

8. Meet with the Corporation’s registered public accounting firm prior to the audit to discuss the planning and staffing of the audit.

9. Review the performance of the Corporation’s registered public accounting firm and discharge such firm when circumstances warrant.

Financial Reporting Processes

10. In consultation with the Corporation’s registered public accounting firm and those involved in the Corporation’s internal auditing function, review the integrity of the Corporation’s financial reporting processes, both internal and external.

11. Periodically consult with the Corporation’s registered public accounting firm out of the presence of management about internal controls and the completeness and accuracy of the Corporation’s financial statements.

12. Consider the judgments of the Corporation’s registered public accounting firm about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

13. Discuss with management and the Corporation’s registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, any major issues as to the adequacy of the Corporation’s internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Corporation’s financial statements.

14. Discuss with management the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

15. Discuss with management and the Corporation’s registered public accounting firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements.

16. Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

17. Discuss with the Corporation’s registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, as the same may be modified or supplemented. In particular, discuss:

a. The adoption of, or changes to, the Corporation’s significant auditing and accounting principles and practices as suggested by the Corporation’s registered public accounting firm, those involved in the Corporation’s internal auditing function or management.

b. The management letter provided by the Corporation’s registered public accounting firm and the Corporation’s response to that letter.

c. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Process Improvement

18. Establish regular and separate systems of reporting to the Audit Committee by each of management, the Corporation’s registered public accounting firm and those involved in the Corporation’s internal auditing function regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

19. Following completion of the annual audit, review separately with each of management, the Corporation’s registered public accounting firm and those involved in the Corporation’s internal auditing function, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

20. Review any significant disagreement among management and the Corporation’s registered public accounting firm or those involved in the Corporation’s internal auditing function in connection with the preparation of the financial statements.

21. Review with the Corporation’s registered public accounting firm, those involved in the Corporation’s internal auditing function and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as determined by the Audit Committee.)

Ethical and Legal Compliance

22. Periodically review the Corporation’s Codes of Ethical Conduct and ensure that management has established a system to enforce the Codes.

23. Review management’s monitoring of the Corporation’s compliance with the Corporation’s Codes of Ethical Conduct and the Corporation’s Whistleblower Policy, and ensure that management has the proper review system in place to ensure that the Corporation’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy all applicable legal requirements.

24. Review the activities, organizational structure, and qualifications of those involved in the Corporation’s internal auditing function.

25. Review periodic evaluations of management’s identification of fraud risks and implementation of fraud deterrence and prevention measures.

26. Review with the Corporation’s counsel any legal matter that could have a significant impact on the Corporation’s financial statements.

27. Review the establishment of procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

28. Perform any other activities consistent with this Charter, the Corporation’s By-laws and applicable statutes, rules and regulations as the Audit Committee or the Board deems necessary or appropriate.

Disclosure

29. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

30. Disclose all approvals by the Audit Committee under paragraph 7 above of non-audit services to be performed by the Corporation’s registered public accounting firm in the Quarterly and Annual Reports on Forms 10-Q and 10-K required to be filed by the Corporation with the Securities and Exchange Commission.

Review and Approval of Related Party Transactions

31. Review and determine whether to approve any transaction between the Corporation and one or more officers, Directors and/or major shareholders of the Corporation.

V. AUTHORITY TO ENGAGE ADVISORS; FUNDING

The Audit Committee shall have the funding, resources and authority to discharge its duties and responsibilities without seeking the approval of the Board or management of the Corporation, including (1) the authority, funding and resources to compensate the independent auditor engaged by the Audit Committee for the purpose of preparing or issuing the audit report and performing other audit, review and attest services for the Corporation, (2) the authority, funding and resources to select, retain, terminate and approve the fees and other terms of engagement of, special or independent counsel, accountants and other advisors as deemed appropriate by the Audit Committee, and (3) the authority to pay all its ordinary administrative expenses incurred in carrying out its duties and responsibilities.

APPENDIX 2

FIRST COMMUNITY BANK CORPORATION OF AMERICA

NOMINATING COMMITTEE CHARTER

As Amended and Restated on March 15, 2010

The Board of Directors (“Board”) of First Community Bank Corporation of America. (the “Corporation”) has established a Nominating Committee to provide assistance to the Board in fulfilling the Board’s responsibilities for Director nominations and appointments. The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in this Charter. This Charter, however, is not intended to, and does not, create any legal or fiduciary duties or responsibilities or form the basis for a breach of fiduciary duty or potential liability if not complied with.

Membership

The Nominating Committee shall be comprised of three or more Directors as determined by the Board, each of whom shall be “independent” as that term is defined in the rules of the NASDAQ Stock Market.

Responsibilities and Duties

The Nominating Committee shall:

•	actively seek individuals qualified to become members of the Board of the Corporation;

•	from time to time recommend individuals for appointment as Directors by the Board to fill vacancies on the Board;

•	set or recommend to the Board the number of Directors that shall constitute the whole Board, consistent with the Articles of Incorporation and Bylaws;

•

conduct an annual evaluation of the performance of the Corporation’s Board and that of the individual Directors, as well as the performance of the boards of directors of the Corporation’s subsidiaries;

•

recommend to the whole Board nominees for Director for nomination by the Board for approval by shareholders at the annual shareholders meeting, or any special meeting held for the purpose of electing Directors;

•	recommend to the Board the membership of the various committees of the Board;

•	annually review and if necessary or appropriate, recommend updates to this charter for consideration by the Board;

•	annually evaluate the performance and function of the Nominating Committee; and

•	report the matters considered and actions taken by the Nominating Committee to the Board.

In the event that the holders of a class of the Corporation’s outstanding securities have the legal right to nominate or elect one or more members of the Board, the Nominating Committee shall have no responsibility with respect to any such nomination or election.

Meetings

The Nominating Committee will typically meet once a year, and also at such other times as called by the Chairman of the Committee when necessary. The meetings may be held either in person or by teleconference. A majority of the members of the Nominating Committee shall constitute a quorum for the transaction of business. The Secretary to the Nominating Committee shall record the minutes. Approval of any matter by a majority of members present at a meeting at which a quorum is present shall constitute approval of that matter by the Committee. The Committee may also act by written consent without a meeting. The Chairman of the Committee shall prepare an agenda in advance for each Committee meeting.

APPENDIX 3

FIRST COMMUNITY BANK CORPORATION OF AMERICA

CORPORATE GOVERNANCE COMMITTEE CHARTER

As Amended and Restated on March 15, 2010

The Board of Directors (“Board”) of the Corporation Bank Corporation of America (the “Corporation”) established a Corporate Governance Committee to develop a process by which individual Board members’ contributions and participation are evaluated; and for the development of and recommendation to the Board of corporate governance principles and practices for the Corporation. The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in this Charter. This Charter, however, is not intended to, and does not, create any legal or fiduciary duties or responsibilities or form the basis for a breach of fiduciary duty or potential liability if not complied with.

Membership

The Corporate Governance Committee shall be comprised of three or more Directors as determined by the Board, at least a majority of whom shall be “independent” as that term is defined in the rules of the NASDAQ Stock Market.

Responsibilities and Duties

The Corporate Governance Committee shall:

•	recommend to the Board the establishment and charter of the various committees of the Board;

•	recommend to the Board corporate governance guidelines for the Corporation;

•	consider and advise the Board on other matters relating to the affairs or governance of the Board;

•	develop and provide training, orientation, and educational programs for the Corporation’s and its subsidiaries’ Directors;

•	monitor and oversee compliance by the Corporation of NASDAQ’s Corporate Governance rules;

•	annually review and, if necessary or appropriate, recommend updates to this charter for consideration by the Board;

•	annually evaluate the performance and function of the Corporate Governance Committee; and

•	report the matters considered and actions taken by the Corporate Governance Committee to the Board.

Meetings

The Corporate Governance Committee typically meets once a year, and also at such other times as called by the Chairman of the Committee when needed. The meetings may be held either in person or by teleconference. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Secretary to the Corporate Governance Committee shall record the minutes. Approval of any matter by a majority of members present at a meeting at which a quorum is present shall constitute approval of that matter by the Committee. The Corporate Governance Committee may also act by written consent without a meeting. The Chairman of the Committee shall prepare an agenda in advance for each Committee meeting.

APPENDIX 4

FIRST COMMUNITY BANK CORPORATION OF AMERICA

COMPENSATION COMMITTEE CHARTER

As Amended and Restated on March 15, 2010

The Board of Directors of First Community Bank Corporation of America (the “Corporation”) has established a Compensation Committee to act on behalf of, and with the concurrence of, the Board of Directors (“Board”) with respect to matters relating to the compensation and personnel policies, programs and plans, including management development and succession plans, and to establish and administer employee compensation and benefit programs. The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in this Charter. This Charter, however, is not intended to, and does not, create any legal or fiduciary duties or responsibilities or form the basis for a breach of fiduciary duty or potential liability if not complied with.

In discharging its duties, the Compensation Committee shall have the authority to retain special legal, accounting or other consultants to advise the Compensation Committee. The Compensation Committee may request any officer or employee of the Corporation to attend a meeting of the Compensation Committee or to meet with any members of, or consultants to, the Compensation Committee.

Membership

The Committee shall be comprised of three or more Directors as determined by the Board, each of whom shall be:

•	independent as defined by the rules of the NASDAQ Stock Market;

•	an outside director within the meaning of Section 162 (m) of the Internal Revenue Code; and

•	a “Non-Employee Director” as the term is defined by Rule 16b-3 of the Securities and Exchange Commission.

No Committee member may serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of the Company’s Board of Directors.

Responsibilities and Duties

The Compensation Committee shall:

1.	Administer, interpret and implement the Corporation’s executive compensation programs and policies in a manner consistent with the Corporation’s corporate financial goals and compensation philosophy including, but without limitation, the following activities:

i.	Perform an annual assessment of the Chief Executive Officer’s performance and report findings to the Chief Executive Officer and Board.

ii.	Annually review and make recommendations to the Board concerning the compensation and incentive programs for the Chief Executive Officer. Determine corporate goals and objectives relevant to the Chief Executive Officer’s compensation. In reviewing and considering the Chief Executive Officer’s compensation, the Committee shall consider the Corporation’s performance, as well as the Chief Executive Officer’s performance and contribution to the Corporation in light of the established performance goals. The evaluation of the performance of the Chief Executive Officer and determination of the Committee’s recommendation relating to his/her compensation shall be made outside the presence of the Chief Executive Officer. The Board shall make all final decisions relating to the same, in its discretion.

iii.	In consultation with the Corporation’s Chief Executive Officer, annually review and recommend to the Board of Directors compensation and incentive programs for all of the other executive officers of the Corporation and its subsidiaries. Determine corporate goals and objectives relevant to such officers’ compensation. In reviewing and considering each officer’s compensation, the Committee shall consider the Corporation’s performance, as well as the officer’s performance and contribution to the Corporation in light of the established performance goals. The Board shall make all final decisions relating to the same, in its discretion.

iv.	Review, consider and approve participation and eligibility in the various components of the Corporation’s executive compensation and benefits package.

v.	Periodically review executive supplementary benefits, and as appropriate, the retirement, benefit, and special compensation programs of the Corporation and its subsidiaries and make recommendations regarding the same to the Board.

vi.	In consultation with the Chief Executive Officer, establish annual and long-term performance criteria and goals at the beginning of each year for the executive officers of the Corporation.

2.	Annually review and recommend for approval by the Board the amount of compensation to be paid to the outside Directors. The Board as a whole must approve compensation of Directors.

3.	Review and recommend to the Board for approval all employment agreements, change in control agreements, and severance agreements for executive officers of the Corporation and the executive officers of its subsidiaries, and any amendments thereto. At least annually conduct reviews of all current employment agreements or other agreements subject to renewal, to recommend to the Board whether such renewals shall continue.

4.	Review and recommend to the Board for amendment or establishment compensation policies and procedures for the Corporation and its wholly-owned subsidiaries. Any amendment or change to a compensation policy or procedure, or the creation of a new compensation policy or procedure, must be approved by the Board.

5.	Annually review financial institution market data to assess the Corporation’s competitive position for each component of executive compensation by reviewing relevant market data from financial institution peer companies.

6.	Consider and make recommendations to the Board on matters relating to succession of the chief executive officer and other executive officers.

7.	In consultation with the Corporation’s Chief Executive Officer, establish a general compensation approach and philosophy applicable, in general, to employees of the Corporation and its subsidiaries.

8.	Subject to items that require approval of the Corporation’s Board and/or shareholders, approve and administer the Corporation’s Stock Option Plans, as may be amended.

9.	Approve the Compensation Committee Annual Report for the Proxy Statement. The Annual Report shall summarize the compensation for the Corporation’s top five most highly compensated executive officers and explain the relationship between executive officer compensation and the Corporation’s performance, as required by the Securities and Exchange Commission and generally accepted business practices.

10.	Conduct an annual performance evaluation of the Compensation Committee.

11.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Meetings

The Compensation Committee typically meets twice a year, and also at such other times as called by the Chairman of the Compensation Committee when needed. The meetings may be held either in person or by teleconference. A majority of the members of the Compensation Committee shall constitute a quorum for the transaction of business. The Secretary to the Compensation Committee shall record the minutes. Approval of any matter by a majority of members present at a meeting at which a quorum is present shall constitute approval of that matter by the Compensation Committee. The Compensation Committee may also act by written consent without a meeting. The Chairman of the Committee shall prepare an agenda in advance for each Committee meeting.

APPENDIX 5

PROPOSED ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

FIRST COMMUNITY BANK CORPORATION OF AMERICA

FIRST: The name of the Corporation is: “First Community Bank Corporation of America.”

SECOND: On March 15, 2010, and ______ __, 2010, respectively, the board of directors and the shareholders of the Corporation approved an increase in the number of authorized shares of capital stock of the Corporation from 22,000,000 shares, consisting of 20,000,000 shares of common stock and 2,000,000 shares of preferred stock, to 42,000,000 shares of capital stock, consisting of 40,000,000 shares of common stock and 2,000,000 shares of preferred stock.

THIRD: In connection with such action, the board of directors and the shareholders of the Corporation approved and adopted the following amendment to the Articles of Incorporation of the Corporation:

“Article III of the Amended and Restated Articles of Incorporation of the Corporation be and hereby is deleted in its entirety and, in lieu thereof, the following article is adopted, approved and ratified:

ARTICLE III

CAPITAL STOCK

The Corporation shall have authority to issue 42,000,000 shares of capital stock, which shall be divided into classes and shall have the following designations, preferences, limitations and relative rights:

A. Common Stock. One class shall consist of 40,000,000 shares of common stock of $.05 par value, designated “Common Stock.” Each share shall have the same relative rights and be identical in all respects with every other share of Common Stock. The holders of Common Stock are entitled to vote as a class on all matters required or permitted to be submitted to the shareholders of the Corporation. Each holder of Common Stock is entitled to one vote per share. The Common Stock is not entitled to cumulative voting rights with respect to the election of directors.

B. Preferred Stock. One class shall consist of 2,000,000 shares of preferred stock of $.01 par value, designated “Preferred Stock.” The Board of Directors of the Corporation shall be empowered to divide any and all shares of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any series so established in accordance with Section 607.0602 of the Florida Business Corporation Act, including:

(i) the distinctive designation of such series and the number of shares which shall constitute such series;

(ii) the annual rate of dividends payable on shares of such series, whether dividends shall be cumulative and conditions upon which and the date when such dividends shall be accumulated on all shares of such series issued prior to the record date for the first dividend of such series;

(iii) the time or times when and the price or prices at which shares of such series shall be redeemable at the option of the holder or of the Corporation and the sinking fund provisions, If any, for the purchase or redemption of such shares;

(iv) the amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether all or a portion is paid before any amount is paid on the Common Stock;

(v) the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other series of Preferred Stock and the terms and conditions of such conversion or exchange; and

(vi) whether the shares of such series have voting rights and the extent of such voting rights, if any.

The Board of Directors shall have the power to reclassify any unissued shares of any series of Preferred Stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, including but not limited to, but subject to the limitations described in, the above provisions.

The Board of Directors has previously designated 10,685 shares of the Preferred Stock as “Fixed Rate Cumulative Perpetual Preferred Stock, Series A” and 720,000 shares of Preferred Stock as 10% Cumulative Convertible Perpetual Preferred Stock, Series B,” and has fixed and determined the relative rights and preferences of the shares of such series in accordance with Section 607.0602 of the Florida Business Corporation Act, and nothing herein is intended to alter or amend any of the provisions of the Articles of Amendment relating to the establishment of such series.

FOURTH: The number of votes cast by the shareholders of the Corporation for the approval and adoption of the foregoing amendment was sufficient for approval.

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation executed these Articles of Amendment on this ___ day of _____________, 2010.

FIRST COMMUNITY BANK
CORPORATION OF AMERICA

Kenneth P. Cherven
President and Chief Executive Officer

z					{
	☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY FIRST COMMUNITY BANK CORPORATION OF AMERICA	Annual Meeting of Shareholders MAY 17, 2010

	For	Against	Abstain		For	Withhold All	For All Except
PROPOSAL 1: To fix the number of directors to serve on the Board for the ensuing year at nine.	☐	☐	☐	PROPOSAL 2: The election of eight members of the Board of Directors.	☐	☐	☐

IMPORTANT: Please sign your name exactly as it appears on this proxy card. When shares are held by joint tenants, both should sign, when signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

(01) Brad Bishop                (05) Kenneth Delarbre

(02) Kenneth P. Cherven    (06) Kenneth F. Faliero

(03) James Macaluso          (07) David K. Meehan

(04) Robert G. Menke        (08) Robert M. Menke

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

					For	Against	Abstain
				PROPOSAL 3: An advisory vote to approve the executive compensation plans, programs and arrangements employed by First Community, as described in its proxy statement for the 2010 Annual Meeting of Shareholders.	☐	☐	☐

				PROPOSAL 4: A proposal to amend First Community’s Articles of Incorporation to increase the authorized common stock from 20,000,000 shares to 40,000,000 shares.	☐	☐	☐

				PROPOSAL 5: The adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve the foregoing items.	☐	☐	☐

				Mark here if you plan to attend the meeting			☐
				Mark here for address change and note change			☐

x	IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW	y

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

¿	¿

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.	By Mail; or

2.	By Telephone (using a Touch-Tone Phone); or

3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 17, 2010. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 17, 2010: 1-866-849-8131	Vote by Internet anytime prior to 3 a.m., May 17, 2010 go to https://www.proxyvotenow.com/fcfl

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://www.fcflproxy.com

Your vote is important!

REVOCABLE PROXY

FIRST COMMUNITY BANK CORPORATION OF AMERICA

ANNUAL MEETING OF SHAREHOLDERS

MAY 17, 2010

5:30 P.M. LOCAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kenneth P. Cherven and Robert M. Menke, and each of them, with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of First Community Bank Corporation of America (“First Community”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at First Community’s main office located at 9001 Belcher Road, Pinellas Park, Florida, 33782 on Monday, May 17, 2010, at 5:30 p.m. local time and at any adjournments thereof.

The undersigned shareholder of First Community may revoke this Proxy at any time before it is voted by either delivering a written notice of revocation to First Community, delivering a duly executed Proxy bearing a later date to First Community, or by attending the Annual Meeting and voting in person.

At their discretion, the proxy holders are authorized to transact and to vote upon such other business as may properly come before the Annual Meeting, or at any adjournment thereof.

NOTE: When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ITEMS LISTED.

The undersigned acknowledges receiving from First Community, prior to the execution of the Proxy, a Notice of the Annual Meeting, a proxy statement dated April 12, 2010, the Report on Form 10-K for the year ended December 31, 2009.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À            FOLD AND DETACH HERE             À

FIRST COMMUNITY BANK CORPORATION OF AMERICA – ANNUAL MEETING, MAY 17, 2010

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.fcflproxy.com

You can vote in one of three ways:

1.	Call toll free 1-866-849-8131 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/fcfl and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

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